Exhibit 99.1

Pyxus Announces Support Agreement with a Majority of Creditors for Exchange Transactions

The transactions will extend maturities, provide additional financial flexibility and support long-term growth

MORRISVILLE, N.C., January 3, 2023 – Pyxus International, Inc. (OTC Pink: PYYX) (the “Company”), a global value-added agricultural company, today announced that the Company and certain of its subsidiaries, including Pyxus Holdings, Inc. (“Pyxus Holdings”), entered into a Support and Exchange Agreement (the “Support Agreement”) with a group of creditors, including Glendon Capital Management LP, Monarch Alternative Capital LP, Nut Tree Capital Management, L.P., Intermarket Corporation and Owl Creek Asset Management, L.P. on behalf of certain funds managed by them and/or certain of their advisory clients, as applicable (collectively, the “Supporting Holders”).

The Supporting Holders hold in aggregate approximately (i) 99.7% of the loans outstanding under the term loan facility of the Company’s Dutch subsidiary (the “DDTL Facility Loans”), (ii) 68.1% of the loans outstanding under Pyxus Holdings’ exit term loan facility (the “Exit Facility Loans”), and (iii) 64.1% of Pyxus Holdings’ outstanding senior secured notes (the “Existing Notes” and, collectively with the DDTL Facility Loans and the Exit Facility Loans, the “Secured Debt”).

Pursuant to the Support Agreement, the Company and its subsidiaries intend to launch comprehensive exchange transactions offered to all qualified holders of its Secured Debt, by which such holders will be offered the opportunity to exchange all of their Secured Debt at par for newly issued secured debt, maturing on December 31, 2027 (the “Exchange Transactions”). If consummated, the Exchange Transactions will result in a significant portion of the Secured Debt being replaced with longer dated debt.

More specifically, the Exchange Transactions will include, among other things:

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Each holder of the DDTL Facility Loans being offered the opportunity to exchange all of its DDTL Facility Loans for (i) an equal principal amount of new senior secured term loans due December 31, 2027 with Pyxus Holdings as the borrower (the “New Intabex Loans”) and (ii) additional New Intabex Loans in a principal amount equal to 2% of the principal amount of such holder’s exchanged DDTL Facility Loans on account of the exit fee that would be payable under certain circumstances on the repayment of the DDTL Facility Loans (the “DDTL Facility Loans Exchange Offer”);

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Each holder of the Exit Facility Loans being offered the opportunity to exchange (i) 40% of its Exit Facility Loans for an equal principal amount of New Intabex Loans and (ii) 60% of its Exit Facility Loans for an equal principal amount of new senior secured term loans due December 31, 2027 with Pyxus Holdings as the borrower (the “New Pyxus Loans” and, together with the New Intabex Loans, the “New Term Loans”); provided that, if less than all holders of Exit Facility Loans participate in the Exchange Transactions the amount of New Intabex Loans reserved for the non-participating holders shall be allocated ratably to the participating holders (and the amount of New Pyxus Loans to be issued to participating holders shall be reduced commensurately) (the “Exit Facility Loans Exchange Offer”);

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Eligible holders of the Existing Notes being offered the opportunity to exchange any and all of their Existing Notes for an equal principal amount of new 8.50% Senior Secured Notes due December 31, 2027 (the “New Notes” and, together with the New Term Loans, the “New Secured Debt”) to be issued pursuant to an exchange offer to be conducted by Pyxus Holdings (the “Notes Exchange Offer”);

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In conjunction with the Notes Exchange Offer, Pyxus Holdings soliciting consents from holders of the Existing Notes to amend the indenture governing the Existing Notes (the “Existing Notes Indenture”), the Existing Notes and the related intercreditor and security documents as necessary to, among other things, (i) eliminate most of the restrictive covenants and certain of the affirmative covenants in the Existing Notes Indenture, (ii) eliminate the change of control repurchase obligation in the Existing Notes Indenture, (iii) subordinate the Existing Notes in right of payment to existing and future senior indebtedness (including the New Secured Debt), (iv) eliminate certain events of default and (v) release all of the collateral securing the Existing Notes;

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In conjunction with the Exit Facility Loans Exchange Offer, Pyxus Holdings soliciting consents from holders of the Exit Facility Loans to amend the agreements governing such loans and any related intercreditor and security documents as necessary to, among other things, (i) eliminate most of the restrictive covenants, certain of the affirmative covenants and the mandatory prepayments in the credit agreement governing the Exit Facility Loans, (ii) make junior in priority of payment the Exit Facility Loans to the payment in full of the New Secured Debt and (iii) eliminate certain events of default;

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In conjunction with the DDTL Facility Loans Exchange Offer, Pyxus Holdings soliciting consents from holders of the DDTL Facility Loans to amend the agreements governing such loans and any related intercreditor and security documents as necessary to, among other things, (i) eliminate most of the restrictive covenants and certain of the affirmative covenants in the credit agreement governing the DDTL Facility Loans, (ii) make junior in priority of payment the DDTL Facility Loans to the payment in full of the New Intabex Loans and (iii) eliminate certain events of default; and

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The Company soliciting consents from lenders under the credit agreement governing its asset-based revolving credit facility (the “ABL Credit Agreement”) to amend the ABL Credit Agreement and the related intercreditor agreement as necessary to, among other things, (i) modify certain covenants and (ii) give effect to and permit the other Exchange Transactions.

Pursuant to the Support Agreement, the Company has agreed to use its reasonable best efforts to implement and consummate the Exchange Transactions, and the Supporting Holders have agreed to, among other things, exchange their Secured Debt in the Exchange Transactions and provide consents in the consent solicitations and under certain existing documents governing the Secured Debt.

“The Company appreciates the support received from our lenders and noteholders, which demonstrates their confidence in our long-term strategy and the resilience of our business,” said Pyxus President and CEO Pieter Sikkel. “The Exchange Transactions will provide us with additional flexibility and extend near-term maturities to December 2027, allowing us to focus on the continued growth of our business and driving stakeholder value.”

The Support Agreement and the Exchange Transactions described above were recommended by a special committee of the Board of Directors of the Company comprising a majority of the disinterested members and approved by the Board of Directors of the Company.

The transactions contemplated by the Support Agreement are subject to certain conditions, including execution and delivery of definitive documentation, receipt of all necessary consents, including the consent of requisite lenders under the ABL Credit Agreement, and other customary closing conditions. The Supporting Holders collectively hold a sufficient amount of the existing secured debt being exchanged to satisfy the minimum consent and exchange thresholds thereunder. The Company expects to commence the Exchanges Transactions in January 2023 and expects that they will be completed prior to February 15, 2023, unless extended as otherwise agreed by the Company and the requisite Supporting Holders.

About Pyxus International, Inc.

Pyxus International, Inc. is a global agricultural company with nearly 150 years’ experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together it can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients.

Disclaimer

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain forward-looking statements. You can identify these forward-looking statements by use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets,” “could,” “should,” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed in such statements, including whether the conditions specified in the Support Agreement will be satisfied, and no assurance can be given that the results in any forward-looking statement will be achieved. Any forward-looking statement speaks only as of the date on which it is made, and the Company disclaims any obligation to subsequently revise any forward-looking statement to reflect events or circumstances after such date or to reflect the occurrence of anticipated or unanticipated events. The Company cannot guarantee that any forward-looking statement will be realized, although the Company believes it has been prudent in its plans and assumptions. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements in this press release. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying important risk factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by the Company. Any such statement is qualified by reference to the following cautionary statements. These factors include the factors discussed under the heading “Risk Factors” in the Company’s Form 10-K for the fiscal year ended March 31, 2022 and the subsequently filed quarterly reports on Form 10-Q incorporated by reference therein and any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statements.